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                                  September 19, 1997




SCHRODER & CO. INC.
BREAN MURRAY & CO., INC.
  As Representatives of the several
  Underwriters named in Schedule I
  to the Underwriting Agreement
c/o Schroder & Co. Inc.
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Ladies & Gentlemen:

    Each of the undersigned understands that The Middleby Corporation (the "Company") and certain stockholders of the Company (the "Selling Stockholders") propose to sell share of the Company's Common Stock (the "Shares") in a public offering through Underwriters for which it is anticipated you will act as representatives (the "Representatives"). Each of the undersigned further understands that the Representatives have requested, as a condition to the Underwriters' agreeing to purchase the Shares, that each director and executive officer of the Company, each five percent stockholder of the Company, and each Selling Stockholder execute this agreement. Each of the undersigned acknowledges that the Company believes that the proposed public offering is in the best interest of the Company and its stockholders.

    Accordingly, each of the undersigned hereby separately agrees with you that such person will not offer, sell, contract to sell or otherwise dispose of any shares of capital stock of the Company (or securities convertible into, or exercisable for, capital stock of the Company), otherwise than in the public offering, for a period of 120 days after the date of the Prospectus relating to the public offering without the prior written consent of Schroder & Co., Inc.

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    IN WITNESS WHEREOF, each of the undersigned has executed a copy of this agreement.



    ---------------------------                  -----------------------------
    William F. Whitman, Jr.                      John R. Miller, III

    /s/ David P. Riley
    ---------------------------                  -----------------------------
    David P. Riley, individually                 Philip G. Putnam
    and as trustee


    ---------------------------                  -----------------------------
    Linda M. Riley, as trustee                   Sabin C. Streeter


    ---------------------------                  -----------------------------
    John J. Hastings                             Joseph G. Tompkins


    ---------------------------                  -----------------------------
    Robert R. Henry, individually                Laura B. Whitman, individually
    and as trustee                               and as trustee


    ---------------------------                  -----------------------------
    A. Don Lummus                                Robert L. Yohe